UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2016

BFC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[      ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 29, 2016,  BFC Financial Corporation (the “Company”) entered into a Rule 10b5-1 Repurchase Plan (the “Repurchase Plan”) under which the Company’s designated broker will have the authority to repurchase up to 1,000,000 shares of the Company’s Class A Common Stock in the open market or through privately negotiated transactions in accordance with the terms, and subject to the limitations, specified in the Repurchase Plan. Shares may be repurchased under the Repurchase Plan during the period commencing on April 1, 2016 and expiring on May 12, 2016, unless earlier terminated pursuant to the terms of the Repurchase Plan.   Repurchases under the Repurchase Plan will be subject to applicable securities laws and regulations, including Rule 10b-18 under the Securities Exchange Act of 1934, as amended, as well as certain price and other limitations specified by the Company in the Repurchase Plan.

The Repurchase Plan was established in connection with the Company’s previously disclosed stock repurchase program, which was approved by the Company’s Board of Directors on September 21, 2009.  The share repurchase program authorizes the repurchase from time to time of up to 20,000,000 shares of the Company’s Class A Common Stock and Class B Common Stock at an aggregate cost of up to $10 million, subject to market conditions and other factors.  As of the date of this Current Report on Form 8-K, no shares had been repurchased under the share repurchase program.

There can be no assurance that the Company will repurchase any shares under the Repurchase Plan or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

29
BFC FINANCIAL CORPORATION

Date: March 29, 2016
By: /s/ Raymond S. Lopez
Raymond S. Lopez,
Chief Financial Officer